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                           PREMIER CONCEPTS, INC.
                      3033 South Parker Road, Suite 120
                           Aurora, Colorado 80014

                               PROXY STATEMENT
                                     FOR
                       SPECIAL MEETING OF SHAREHOLDERS


     We are furnishing this Proxy Statement to you, as a shareholder of Premier Concepts, Inc. (the "Company") in connection with our solicitation of proxies to be used at the Company's Special Meeting of Shareholders (the
"Meeting").  The Meeting will be held on May   , 1999, at the time, place
and for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders, and at any adjournment thereof. When you properly execute and return the accompanying proxy, the shares of common stock it represents will be voted at the Meeting and, where you specify a choice on the proxy, will be voted in accordance with your specifications. If you do not specify a choice on the proxy, the shares it represents will be voted FOR the ratification and approval of that certain Second Stock Purchase Agreement dated as of March 11, 1999 ("Stock Purchase Agreement" or the "Agreement") between the Company, on the one hand, and Infusion Capital Partners, LLC ("Infusion"), on the other, or, should the Second Stock Purchase Agreement not be ratified and approved by the Company's Shareholders at the Meeting, FOR the ratification and approval of the issuance to Equisition Capital LLC of a warrant exercisable to purchase 70,400 shares of the Company's Common Stock as more fully described hereinbelow, and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

     YOU MAY REVOKE YOUR PROXY AND RECLAIM YOUR RIGHT TO VOTE AT ANY TIME BEFORE YOUR PROXY IS VOTED BY MAILING OR DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE SECRETARY. WE WILL ALSO CONSIDER YOUR PROXY TO HAVE BEEN REVOKED IF WE RECEIVE A PROPERLY SIGNED PROXY THAT IS DATED AFTER AN
EARLIER PROXY.   YOUR PROXY MAY ALSO BE REVOKED BY REQUEST, IN PERSON, AT
THE MEETING. IF YOU DO NOT REVOKE YOUR PROXY, THE SHARES REPRESENTED BY IT WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

     We are mailing this Statement on or about April     , 1999, to our
Shareholders eligible to vote at the Meeting. Concurrently with the mailing of this Statement, we are furnishing a copy of the Agreement.

     We are bearing all costs of soliciting proxies, and expressly reserve the right to solicit proxies otherwise than by mail. We may follow the solicitation of proxies by mail with telephone, telegraph or other personal solicitations of certain Shareholders and brokers which may be conducted by one or more of our Directors or by certain of our officers or employees.
We may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, we have not made any contracts or arrangements for such solicitations, hence we cannot identify any parties or estimate the cost of such solicitation.

     Only Shareholders of record as of the close of business on April    ,
1999 (the "Record Date") will be entitled to vote at the Meeting. Representation of a majority of our shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of the Record Date, we had outstanding 2,128,255 shares of common stock, $.002 par value ("Common Stock"), with each share being entitled to one vote.

1.   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS.

     This table sets forth, as of the date of this Proxy Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person we know to be the beneficial owner of five (5%) percent or more of our common stock, of all our directors individually and of all our directors and officers as a group. Each person listed below has sole voting and investment power with respect to the shares shown, except as noted.

Name & Address                             Shares Beneficially Owned

of Beneficial Owner                        -------------------------
--------------------                       Number           Percent
                                           ------           -------
Sissel B. Greenberg(2)                     160,000          7.1%
3033 S. Parker Rd., #120
Aurora, CO  80014

William Nandor(3)                          18,000           0.8%
2698 Gapwall Court
Pleasanton, California 94566

Simona Katz Yuffa(4)                       15,000           0.7%
3033 S. Parker Rd., #120
Aurora, CO  80014

John M. Gerber, Esq.(5)                    -0-              0.%
1601 Market Street, Suite 2450
Philadelphia, PA  19103

Todd Huss(6)                               84,000             3.8%
3033 S. Parker Rd., #120
Aurora, CO  80014

Kevin O'Brien(7)                           20,000           0.9%
3033 S. Parker Rd., #120
Aurora, CO  80014

Equisition Capital, LLC(8)                 353,230          16.6%
1601 Market Street, Suite 2450
Philadelphia, PA  19103

Birgit LaFace                              108,000          5.1%
1168 Olympic View Lane
Avacortas, WA  98221

Directors and Officers as                  288,600          12.1%
a Group (6 persons)
------------------------------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this Proxy Statement, or within sixty (60) days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by a group.

(2) Includes incentive stock options to purchase 50,000 shares of the Common Stock at an exercise price of $.6875 per share, 40,000 shares of the Common Stock at an exercise price of $1.875 per share, 20,000 shares of the Company's common stock at an exercise price of $2.50 per share and 25,000 shares of the Common Stock at an exercise price of $3.25 per share, all of which were granted under the Company's Stock Incentive Plan. Also includes non-qualified stock options to purchase 3,000 shares of the Common Stock at an exercise price of $2.50 per share granted to Ms. Greenberg in return for her agreement to personally guarantee the Company's corporate office lease. Does not include incentive stock options exercisable to purchase up to 100,000 shares of common stock at a price equal to the market price of the Common Stock on the date of grant, subject to future grant and vesting.

(3) Includes non-qualified stock options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $3.25 per share and non-qualified stock options exercisable to purchase 10,000 shares of Common Stock at an exercise price of $3.50 per share.

(4) Includes non-qualified stock options exercisable to purchase 5,000 shares of Common stock at an exercise price of $3.25 per share and non-qualified stock options exercisable to purchase 10,000 shares of Common Stock at an exercise price of $3.50 per share.

(5) Does not include non-qualified stock options exercisable to purchase 10,000 shares of the Common Stock at an exercise price of $1.00 per share which are subject to future vesting.

(6) Includes incentive stock options exercisable to purchase 25,000 shares of the Common Stock at an exercise price of $.6875, 20,000 shares of Common Stock at an exercise price of $2.50 per share, incentive stock options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $3.25 per share, and incentive stock options exercisable to purchase an additional 20,000 shares of Common Stock at an exercise price of $3.50. Does not include additional Incentive Stock Options exercisable to purchase an additional 5,000 shares of Common Stock at an exercise price of $3.50 per share which are not yet vested. Does not include additional incentive stock options exercisable to purchase up to 50,000 shares of Common Stock at an exercise price equal to the market value of the Company's Common Stock on the date of grant, which additional incentive stock options are subject to future grant and vesting.

(7) As part of his employment agreement as Chief Operating Officer of the Company, Mr. O'Brien was granted incentive stock options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $.6875. Does not reflect additional incentive stock options exercisable to purchase up to 40,000 shares of Common Stock at exercise prices equal to the fair market value of the Company's Common Stock on the date of grant which may be granted to Mr. O'Brien on the first and second anniversaries of his employment, subject to his continued employment on those dates.

(8) Equisition Capital, LLC is a Delaware limited liability company whose managers are David M. M. Taffet, Todd M. Spehler and Therese Zangara. Voting and investment power with respect to the securities beneficially owned by Equisition Capital, LLC is exercised by its managers. Mr. Taffet is the indirect controlling voting equity member of Equisition Capital, LLC. Mr. Taffet, Mr. Spehler and Ms. Zangara disclaim beneficial ownership of shares owned by Equisition Capital, LLC for purposes of Section 16 under the Exchange Act.
        Also does not give effect to the issuance of additional securities in the event the Second Stock Purchase Agreement is ratified and consummated.

Certain Relationships and Related Transactions

   Stock Redemption

   On December 27, 1996, we completed a bridge financing (the "Bridge Note Financing") consisting of $1,120,000 in Convertible Notes and 200,000 Class B Warrants, realizing net proceeds of $1,041,600. We used $624,325 of the net proceeds to redeem from certain former securityholders an aggregate of 189,180 shares of Common Stock and 32,500 Class C Warrants. The redemption consisted of all the equity securities of the Company owned by these former securityholders. We undertook this redemption in order to facilitate a secondary public offering of our securities which we successfully completed on April 25, 1997. The redemption was also undertaken to expedite our application to have our securities listed on NASDAQ. The price paid to these former securityholders in connection with this redemption was $3.25 per share of Common Stock and an aggregate redemption price of $10,000 for all 32,500 Class C Warrants.

   All transactions between the Company and our officers, Directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of our independent, disinterested Directors.

   Infusion Capital Agreements

   Effective February 26, 1999, the Company entered into an Agreement Regarding Basic Terms with Infusion Capital Partners, LLC ("Infusion") (the "Basic Agreement"). Under the terms of the Basic Agreement, effective March 11, 1999, the Company entered into a Management Services Agreement with Infusion and a First Stock Purchase Agreement with Equisition Capital, LLC ("Equisition"). Mr. David M. M. Taffet would be deemed a controlling person of both Infusion and Equisition.

   Under the terms of the Management Services Agreement, Infusion will provide certain financial advisory services for the Company for an initial term of one year. In consideration of those services, Infusion received an initial payment of $10,000, will receive additional monthly payments of $5,000 payable over the next three months and an additional $25,000 payable upon consummation of a Second Stock Purchase Agreement described below, until a total of $50,000 has been paid. In addition, concurrently with the consummation of the Second Stock Purchase Agreement, Infusion will receive a warrant exercisable for three years to purchase 50,000 shares of the Company's Common Stock at an exercise price of $.625 per share.

   Under the terms of the First Stock Purchase Agreement, Equisition purchased an aggregate of 353,230 shares of the Company's Common Stock at a price of $.625 per share. In addition, Equisition exercised its right to designate one person to serve as a member of the Company's Board of Directors by designating John M. Gerber, who became elected to serve as an outside director of the Company effective March 12, 1999. Mr. Gerber is a licensed attorney practicing in Philadelphia, Pennsylvania who serves as corporate counsel to Infusion and Equisition.

   The Basic Agreement also provides for the execution and delivery of a Second Stock Purchase Agreement more fully described below, subject to the approval of the Company's shareholders which is being sought by the solicitation of proxies pursuant to this Proxy Statement.

Compliance with Section 16(a) of the Exchange Act

   Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires any person who owns more than ten percent of any class of any equity security which is registered pursuant to Section 12 of the Exchange Act, or who is a director or an officer of the issuer of such security, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers, and greater than ten-percent shareholders are also required by SEC regulation to furnish the issuer of such securities with copies of all Section 16(a) reports filed.

   Because we do not have a class of equity securities which is registered pursuant to Section 12 of the Exchange Act, no persons are required to file reports of ownership and changes in ownership with the SEC, or to provide us with copies of such reports.

2.    SECOND STOCK PURCHASE AGREEMENT AND RELATED TRANSACTIONS.

The following discussion is qualified in its entirety by its reference to the more detailed information appearing elsewhere herein, including the Second Stock Purchase Agreement and Agreement Regarding Basic Terms, which have been attached to this Proxy Statement as Appendices A and B and which are incorporated herein by this reference. Shareholders should examine carefully this Statement and the Appendices in their entirety.

Background of the Transaction

   Throughout fiscal 1999, the Company engaged in active discussions with several parties in an effort to obtain additional working capital to enable the Company to (i) expand its e-commerce marketing activity (ii) reduce debt and (iii) provide additional general working capital. Following extensive negotiations, the Company has entered into certain agreements described below with Infusion Capital Partners, LLC ("Infusion") and certain affiliated entities (hereafter collectively referred to as the "Infusion Agreements").

Agreement Regarding Basic Terms

   The Company has entered into the Basic Agreement with Infusion which serves as an omnibus agreement for the various transactions covered by the Infusion Agreements, all of which are either with Infusion or affiliates of Infusion. The Basic Agreement provides for the execution of the following further agreements:

   1.   Management Services Agreement with Infusion
   2.   First Stock Purchase Agreement with Equisition Capital, LLC
   3.   E-Commerce Services Agreement with MeridianTelesis, LLC
   4.   Second Stock Purchase Agreement with Infusion

   Effective March 11, 1999, the Company executed and delivered in a concurrent closing the Management Services Agreement, the First Stock Purchase Agreement and deferred execution of the E-Commerce Services Agreement which are summarized below.

Management Services Agreement

   Under the Management Services Agreement, the Company engaged the services of Infusion to provide financial advisory and other related services for an initial term of one year. Under the agreement, the Company will pay to Infusion the sum of $50,000, payable as follows: (i) $10,000 was paid at closing; (ii) the sum of $15,000 is payable in three consecutive monthly installments of $5,000 each; and (iii) the remaining $25,000 is payable upon and subject to the consummation of the Second Stock Purchase Agreement in the same manner as the initial $25,000 in payments. In addition, subject to consummation of the Second Stock Purchase Agreement, the Company has also agreed to issue to Infusion as an additional financing fee a warrant exercisable for three years to purchase 50,000 shares of the Company's Common Stock at an exercise price of $.625 per share. In the event the Second Stock Purchase Agreement does not close, Infusion's cash compensation under the Management Services Agreement and the number of shares issuable under Infusion's Warrant will be reduced by a factor of 56%.

First Stock Purchase Agreement

   The Company also consummated the First Stock Purchase Agreement pursuant to which Equisition purchased a total of 353,230 shares of the Company's Common Stock for $.625 per share, or a total purchase price of $220,768.75. The shares issued to Equisition represented immediately prior to their issuance 19.9% of the Company's then issued and outstanding shares of Common Stock. In addition, under the First Stock Purchase Agreement, Equisition had the right to designate one person to serve as a member of the Company's Board of Directors, which Equisition exercised by designating John M. Gerber as a director of the Company. Mr. Gerber was elected as a member of the Company's Board of Directors effective March 12, 1999. Mr. Gerber serves as legal counsel to Infusion, Equisition and its other affiliated entities.

E-Commerce Services Agreement

   Under the E-Commerce Services Agreement, MeridianTelesis, LLC will assist the Company in developing its e-commerce marketing. MeridianTelesis, LLC is an affiliated entity of Infusion and Equisition in which Mr. David M. M. Taffet serves as a control person. While the total scope of services to be performed under the E-Commerce Services Agreement has yet to be determined, the Company has agreed to pay at least $175,000 to develop its e-commerce marketing in consultation with MeridianTelesis, LLC.

Second Stock Purchase Agreement

   Concurrently with the execution and delivery of the First Stock Purchase Agreement and Management Services Agreement, the Company also entered into the Second Stock Purchase Agreement with Infusion, the material terms of which will be summarized below. However, while the First Stock Purchase Agreement and Management Services Agreement became effective and operative immediately upon execution, actual performance and consummation of the transactions provided for under the Second Stock Purchase Agreement is expressly subject to and contingent upon the approval of such transactions by the Company's shareholders. The Company is seeking shareholder approval of the Second Stock Purchase Agreement in order to comply with the requirements of the Nasdaq Stock Market Rules of Governance. Management of the Company is seeking such shareholder approval at the Special Meeting.

Summary of Second Stock Purchase Agreement

The following is a summary of certain provisions of the Second Stock Purchase Agreement, a copy of which is attached as Appendix A to this Statement and incorporated herein by this reference. This summary is qualified in its entirety by reference to the Second Stock Purchase Agreement. Unless otherwise indicated, the capitalized terms set forth below shall have the meanings ascribed to them in the Second Stock Purchase Agreement.

General

   If consummated, the Second Stock Purchase Agreement contemplates the sale by the Company of (i) 446,770 shares of Series A Convertible Preferred Stock, par value $.10 per share (the "Preferred Stock") and (ii) a warrant exercisable for three years to purchase 160,000 shares of the Company's Common Stock at an exercise price of $2.05 per share (the "Warrant"). The purchase price for the Preferred Stock and Warrant will be $279,231.25.

   The Second Stock Purchase Agreement was entered into between the Company and Infusion. Upon demand by the Company, Infusion will identify an investor to consummate the transactions covered by the agreement
("Investor"). The Investor may be Equisition or some other entity identified by Infusion. No determination has been made as to the identity of the Investor, although it is expected that the Investor will be Equisition.

Rights and Preferences of Series A Convertible Preferred Stock

   Stated Value:       $.625 per share

   Dividends:          Holders of the Preferred Stock shall be entitled to
                       receive dividends at the annual rate of 10% per annum based upon the Stated Value per share. The dividend will be payable by the issuance by the Company of shares of Common Stock valued at their fair market value on the dividend payment date. Fair market value shall be deemed the average closing bid price of the Company's Common Stock on the over-the-counter market for the 15 trading days immediately preceding the dividend payment date.

   Liquidation Rights: Holders of the Preferred Stock shall be entitled to a liquidation preference equal to the Stated Value per share in the event of the dissolution and liquidation of the Company.

   Redemption:         The Company shall neither have the right nor the
                       obligation to redeem any of the outstanding Preferred
                       Stock, and holders of the Preferred Stock shall not have the right to demand the redemption of any of the outstanding Preferred Stock.

   Voting Rights:      Holders of the shares of Preferred Stock shall be
                       entitled to vote with the holders of shares of Common
                       Stock as a single class on all matters presented for a vote to the shareholders of the Company.

   Conversion:         Holders of the shares of Preferred Stock shall have
                       the option at any time to convert each share of Preferred Stock into one share of the Company's
                       Common Stock. In addition, the Company shall have the right to compel the conversion of all outstanding shares of Preferred Stock into an equal number of shares of Common Stock in the event there exists an effective registration statement registering for sale under the Securities Act the shares of the Company's
                       Common Stock issuable upon such conversion, and the closing bid price of the Company's Common Stock has been equal to or greater than $.9375 per share for 20 or more consecutive trading days.

Terms of Warrant

   The Warrant shall be exercisable for three years to purchase 160,000 shares of the Company's Common Stock at an exercise price of $2.05 per share. It is anticipated, although there is no commitment, that the Investor, if not Equisition, will reassign a portion of the Warrant to Equisition in proportion of the percentage ownership of each in the Company's Common Stock.

Registration Rights

   Equisition, Infusion and the Investor have been granted certain registration rights with respect to the securities of the Company issued pursuant to the Infusion Agreements. All registration rights are exercisable at the sole cost and expense of the Company.

Conditions Precedent

   In addition to the approval of the consummation of the Second Stock Purchase Agreement by the Company's shareholders, the obligations of the parties under the Second Stock Purchase Agreement are contingent upon the receipt of customary consents and approvals of governmental bodies and third parties, that there be no material adverse change in the business, operations or assets of the Company prior to the closing, the receipt of customary documents and other conditions customary in transactions of this nature. Additionally, consummation of the sale is subject to certain other conditions, including the accuracy of the Company's representations and warranties in the Second Stock Purchase Agreement.

Representations and Warranties; Covenants

   The Second Stock Purchase Agreement contains representations and warranties with respect to the Company which are generally typical in a transaction of this type. The Company has represented and warranted, among other things, that it has good and marketable title to its assets and certain other matters. The Company has covenanted, among other things, to grant Infusion and the Investor access to its operations and records during the period prior to the closing and to conduct its business prior to the closing only in the ordinary course and to use its best efforts to preserve and maintain good relationships with its clients, customers, vendors and employees.

Use of Proceeds

   The Company has agreed to use at least $175,000 of the combined proceeds of the First and Second Stock Purchase Agreements to engage the services of MeridianTelesis, LLC under the E-Commerce Services Agreement in order to establish and expand the Company's e-commerce capabilities. The remaining proceeds of such transactions will be used to cover expenses of the transactions, to pay Infusion pursuant to the Management Services Agreement, to reduce the Company's outstanding bank indebtedness, to acquire new stores and renovate existing stores and for general working capital.

Management Employment Agreements - Interest of Management in Infusion
Transactions

   Concurrently with the execution and delivery of the First Stock Purchase Agreement, the Company entered into new written Employment Agreements with Sissel Greenberg, as President, Todd Huss, as Chief Financial Officer, and Kevin O'Brien, as Chief Operating Officer. Summarized below, those written Employment Agreements may be deemed to constitute or represent a financial interest of management in the Infusion transactions:

   The Company's Employment Agreement with Sissel Greenberg has an initial term of three years and provides for payment of a base salary of $130,000 per year. In addition, Ms. Greenberg will be entitled to receive a bonus equal to 5% of the Company's annual pre-tax net income, not to exceed $50,000 per year. Finally, the agreement provides for the grant to Ms. Greenberg of incentive stock options exercisable to purchase up to 150,000 shares of the Company's Common Stock as follows: (i) 50,000 options exercisable at a price of $.6875 per share were granted and vested immediately upon execution of the agreement; (ii) 50,000 options will be granted on the first anniversary of the date of the agreement having an exercise price equal to the current market price of the Company's Common Stock on the date of grant; and (iii) 50,000 will be granted on the second anniversary date of the date of the agreement having an exercise price equal to the current market price of the Company's Common Stock on that date of grant.

   The Company's Employment Agreement with Todd Huss also has an initial term of three years and provides for payment of a base salary of $60,000 per year. In addition, Mr. Huss will be entitled to receive a bonus equal to 5% of the Company's annual pre-tax net income, not to exceed $25,000 per year. The agreement also provides for the grant to Mr. Huss of incentive stock options exercisable to purchase up to 75,000 shares of the Company's Common Stock as follows: (i) 25,000 options exercisable at a price of $.6875 per share were granted and vested immediately upon execution of the agreement; (ii) 25,000 options will be granted on the first anniversary of the date of the agreement having an exercise price equal to the current market price of the Company's Common Stock on the date of grant; and (iii) 25,000 will be granted on the second anniversary date of the date of the agreement having an exercise price equal to the current market price of the Company's Common Stock on that date of grant.

   The Company's Employment Agreement with Kevin O'Brien has an initial term of three years and provides for payment of an annual base salary of $69,000 per year. In addition, Mr. O'Brien will be entitled to receive a bonus during the first full fiscal year of employment, subject to and contingent upon the Company achieving a 5% increase in comparable same store sales during the fiscal year ending January 28, 2000 over the prior fiscal year, equal to $5,000. During the remaining two years of the agreement's three year term, Mr. O'Brien will be entitled to receive a bonus equal to 5% of the increase in comparable same store sales compared to the previous fiscal year's sales up to a maximum of $25,000 per year. Finally, the agreement provides for the grant to Mr. O'Brien of incentive stock options exercisable to purchase up to 60,000 shares of the Company's Common Stock as follows: (i) 20,000 options exercisable at a price of $.6875 per share were granted and vested immediately upon execution of the agreement; (ii) 20,000 options will be granted on the first anniversary of the date of the agreement having an exercise price equal to the current market price of the Company's Common Stock on the date of grant; and (iii) 20,000 will be granted on the second anniversary date of the date of the agreement having an exercise price equal to the current market price of the Company's Common Stock on that date of grant.

Governance - Board of Directors

   Under the terms of the Second Stock Purchase Agreement, upon consummation of the transactions covered thereby, the Company's Board of Directors shall be constituted to consist of five directors, of which the Investor under the Second Stock Purchase Agreement shall be entitled to designate a number of directors in proportion to its percentage equity interest in the Company, but in no event less than one person. Initially, the Investor shall have the right to designate one member to the Board of Directors in addition to Mr. Gerber who was elected to serve as a member of the Board of Directors by Equisition under the First Stock Purchase Agreement. As a result, immediately following the consummation of the Second Stock Purchase Agreement, the Infusion affiliates will have the right to designate two out of the five members of the Company's Board of Directors.

Recommendation of the Board of Directors

   The Board of Directors of the Company has approved the execution of the Second Stock Purchase Agreement and recommends the approval by the Company's shareholders of the transactions provided for therein. The Board of Directors has concluded that the terms of the Second Stock Purchase Agreement are fair and reasonable under the circumstances.

   The Company has neither obtained nor intends to obtain a fairness opinion from a qualified business appraiser, certified public accountant or investment banker regarding the fairness of the terms of the Second Stock Purchase Agreement. The terms of the Second Stock Purchase Agreement are the result of arms-length negotiations by the Company's management and its advisors and does not reflect terms as they have been determined by an independent expert.

   FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AUTHORIZATION AND APPROVAL OF THE SECOND STOCK PURCHASE AGREEMENT AND THE CONSUMMATION BY THE COMPANY OF THE TRANSACTIONS PROVIDED FOR THEREIN, ALL IN ACCORDANCE WITH AND SUBJECT TO ITS TERMS AND
CONDITIONS.

3.    EQUISITION WARRANTS

   Under the terms of the First Stock Purchase Agreement, in the event the Company is unable to obtain Shareholder approval for or otherwise fails to complete the second financing covered by the Second Stock Purchase Agreement, then the Company has agreed to issue Equisition a pro rata portion of the 160,000 warrants issuable under the Second Stock Purchase Agreement equal to the percent that the funding under the First Stock Purchase Agreement ($220,768.75) bears to the total agreed upon funding of $500,000. This would represent 44%, or 70,400 of the total 160,000 warrants provided for under the Second Stock Purchase Agreement.

   However, Rules of Governance of the Nasdaq Stock Market  preclude the
Company from issuing, without shareholder approval,   equity securities
representing or securities exercisable to acquire equity securities representing more than 20% of the Company's total outstanding shares of Common Stock at a price below the greater of the Company's book value or the prevailing market price of the Company's Common Stock without shareholder approval. Accordingly, in order for the Company to be permitted under the Nasdaq rules of governance to issue to Equisition 70,400 of the 160,000 warrants bargained for, such issuance can only be undertaken pursuant to the approval of the Company's Shareholders.

   In view of the foregoing, the Company is herewith soliciting proxies to obtain shareholder approval for the issuance to Equisition of 70,400 warrants, each exercisable for three years to purchase one share of the Company's Common Stock at an exercise price of $2.05 per share, which shareholder approval, if obtained, would become operative only in the event the shareholders fail to approve or the Company otherwise is unable to consummate the financing under the Second Stock Purchase Agreement.

Recommendation of the Board of Directors

   The Board of Directors of the Company has approved the issuance to Equisition of the 70,400 warrants described above and has concluded that the terms of such warrants are fair and reasonable under the circumstances.

   FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AUTHORIZATION AND APPROVAL OF THE COMPANY'S AGREEMENT TO ISSUE TO EQUISITION 70,400 WARRANTS IN ACCORDANCE WITH THE FOREGOING IN THE EVENT IT IS OTHERWISE UNABLE TO CONSUMMATE THE TRANSACTIONS PROVIDED FOR IN THE SECOND STOCK PURCHASE AGREEMENT.

4.    OTHER MATTERS

   We are not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

                            PREMIER CONCEPTS, INC.



                            By:  /s/ Todd Huss
                                 ----------------------------------------
                                 Todd Huss, Secretary